Exhibit 99.1

Footnote 2 to Form 4:

On May 1, 2013, Encore, LLC and Encore II, LLC sold 607,468 and 1,392,532 shares of Common Stock, respectively. After such sales, Encore, LLC and Encore II, LLC directly beneficially own 2,262,138 and 5,185,617 shares of Common Stock, respectively. Each of Crestview, L.L.C., Crestview Partners GP, L.P., Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. may be deemed to have beneficial ownership of the 2,262,138 shares of Common Stock directly owned by Encore, LLC. Each of Crestview, L.L.C., Crestview Partners II GP, L.P., Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. may be deemed to have beneficial ownership of the 5,185,617 shares of Common Stock directly owned by Encore II, LLC. These shares do not include the 1,479 shares assigned on May 1, 2013 to Crestview Advisors, L.L.C. or the 1,285 shares granted to the reporting person on May 1, 2013, each as described in the preceding footnote.

Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd. and Crestview Offshore Holdings (Cayman), L.P. are the members of Encore, LLC. Crestview Partners (ERISA), L.P. is the sole shareholder of Encore (ERISA), Ltd. Crestview Partners GP, L.P. is the general partner of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P., each of which is a member of Encore II, LLC. Crestview, L.L.C. is the general partner of Crestview Partners GP, L.P. and Crestview Partners II GP, L.P.  The reporting person is a Partner of Crestview, L.L.C.

The reporting person disclaims beneficial ownership of the securities beneficially owned by Encore, LLC and Encore II, LLC except to the extent of his pecuniary interest therein.